UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2007

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 526-5000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of May 7, 2007, Diversa Corporation (“Diversa”) and Celunol Corp. (“Celunol”) entered into an Amendment No. 1 to Promissory Note, amending that certain Promissory Note, dated February 12, 2007, by and between Diversa and Celunol (the “Amended Promissory Note”). The Amended Promissory Note effects certain technical revisions related to the maturity date of the Amended Promissory Note.

The foregoing description of the Amended Promissory Note is qualified in its entirety by reference to the Amended Promissory Note filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Amendment to 2005 Non-Employee Directors’ Equity Incentive Plan

On May 7, 2007, Diversa’s Board of Directors approved an amendment to Diversa’s 2005 Non-Employee Directors’ Equity Incentive Plan (the “Directors’ Plan”). The Directors’ Plan was amended to eliminate the automatic evergreen increase provision set forth in Section 4(a) of the Directors’ Plan so that no further automatic evergreen increases to the Directors’ Plan share reserve will occur from or after May 7, 2007. With the elimination of the evergreen provision, Diversa will maintain an aggregate of 805,789 shares of common stock available for future grants under the Directors’ Plan.

Amendment to Employment Agreement

On May 11, 2007, Diversa entered into an amended employment agreement with William H. Baum, Diversa’s Executive Vice President, Corporate Development (the “Amended Employment Agreement”), which sets forth the terms of Mr. Baum’s continued employment with Diversa in anticipation of the merger between Diversa and Celunol (the “Merger”).

Under the terms of the Amended Employment Agreement, Mr. Baum will remain as a regular employee of Diversa following the closing date of the Merger. Diversa will pay Mr. Baum an annual base salary of $367,422.00 and he will be eligible to participate in all fringe benefit programs available to Diversa’s senior executives. Provided that the Merger occurs and Mr. Baum is an employee of Diversa on February 11, 2008, or has been fired without “cause” prior to February 11, 2008, Mr. Baum shall be eligible to receive a cash bonus of $275,566.50.

Additionally, provided that the Merger occurs, Mr. Baum shall be eligible to receive 20,000 shares of Diversa’s common stock, 25% of which shall vest at the closing of the Merger, and the remainder of which shall vest in equal quarterly installments over the succeeding eight calendar quarters following the closing of the Merger, provided that Mr. Baum remains an employee of Diversa and does not engage in certain prohibited actions.

If payments under the Amended Employment Agreement constitute Section 280G parachute payments that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Diversa will pay to Mr. Baum either a payment that is reduced so that there would be no tax or an amount (which shall be no more than the total payment contemplated by the Amended Employment Agreement), which after taking into account all applicable taxes, would provide Mr. Baum with the largest payment amount on an after-tax basis.

All payments to be made under the Amended Employment Agreement that are subject to the six-month delay in distribution requirement imposed on specified employees of publicly traded companies by Section 409A(a)(2)(B)(i) of the Code shall either be accelerated or delayed to the minimum extent necessary so that such benefits will be paid in compliance with the requirements of Section 409A of the Code.

The foregoing description of the Amended Employment Agreement is qualified in its entirety by reference to Mr. Baum’s amended employment agreement attached hereto as Exhibit 10.2, and incorporated herein by reference.

Transitional Employment Agreement

On May 7, 2007, Diversa entered into a transitional employment agreement with R. Patrick Simms, Diversa’s Senior Vice President, Operations (the “Transitional Employment Agreement”), which sets forth the terms of Mr. Simms’ continued employment with Diversa in anticipation of the Merger.

Under the terms of the Transitional Employment Agreement, Mr. Simms will remain an employee of Diversa in a transitional capacity until the sixtieth (60th) day following the closing date of the Merger or sooner if requested by Diversa’s board of directors. During such time, Diversa will pay Mr. Simms’ at an annual base salary rate of $281,835.12 and he will be eligible to participate in all fringe benefit programs available to Diversa’s senior executives. Upon the conclusion of his employment with Diversa, Mr. Simms shall continue to receive his annual base salary and health insurance premiums for 12 months from the date of Mr. Simms’ termination of employment.

Mr. Simms will also receive a retention incentive bonus in the amount of $112,734.00, payable following the earlier to occur of (i) February 11, 2008, or (ii) the effective date of Mr. Simms’ termination of employment.

Under the terms of the Transitional Employment Agreement, provided that Mr. Simms does not engage in certain prohibited actions following termination of employment, Diversa will continue to allow vesting of Mr. Simms’ restricted stock awards on a quarterly basis over the two year period following termination.

Mr. Simms will not receive any further benefits under the Transitional Employment Agreement in the event that he is terminated for “cause”.

If payments under the Transitional Employment Agreement constitute Section 280G parachute payments that are subject to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), Diversa will pay to Mr. Simms either a payment that is reduced so that there would be no tax or an amount (which shall be no more than the total payment contemplated by the Transitional Employment Agreement), which after taking into account all applicable taxes, would provide Mr. Simms with the largest payment amount on an after-tax basis.

All payments to be made under the Transitional Employment Agreement that are subject to the six-month delay in distribution requirement imposed on specified employees of publicly traded companies by Section 409A(a)(2)(B)(i) of the Code shall either be accelerated or delayed to the minimum extent necessary so that such benefits will be paid in compliance with the requirements of Section 409A of the Code.

The foregoing description of the Transitional Employment Agreement is qualified in its entirety by reference to Mr. Simms’ transitional employment agreement attached hereto as Exhibit 10.3, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Promissory Note, dated May 7, 2007, between Diversa Corporation and Celunol Corp. (incorporated by reference to Exhibit 10.31 to Diversa’s Amendment No. 2 to Registration Statement on Form S-4 (No. 333-141392) filed with the Securities and Exchange Commission on May 8, 2007).

10.2	Amended employment agreement, dated as of May 11, 2007, between Diversa Corporation and William H. Baum.

10.3	Transitional employment agreement, dated as of May 7, 2007, between Diversa Corporation and R. Patrick Simms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSA CORPORATION

Dated: May 11, 2007	By:	/s/ Anthony E. Altig
	Name:	Anthony E. Altig
	Title:	Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Amendment No. 1 to Promissory Note, dated May 7, 2007, between Diversa Corporation and Celunol Corp. (incorporated by reference to Exhibit 10.31 to Diversa’s Amendment No. 2 to Registration Statement on Form S-4 (No. 333-141392) filed with the Securities and Exchange Commission on May 8, 2007).

10.2	Amended employment agreement, dated as of May 11, 2007, between Diversa Corporation and William H. Baum.

10.3	Transitional employment agreement, dated as of May 7, 2007, between Diversa Corporation and R. Patrick Simms.